UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A
                                 Amendment No. 2

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 9, 2004

                         COMMISSION FILE NO.:  000-50399

                     BATTLE MOUNTAIN GOLD EXPLORATION CORP.
                   ------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                NEVADA                                    86-1066675
   ---------------------------------            ------------------------------
    (STATE OR OTHER JURISDICTION OF            (IRS EMPLOYER IDENTIFICATION NO.)
       INCORPORATION)

        ONE EAST LIBERTY STREET, SIXTH FLOOR, SUITE 9, RENO, NEVADA 89504
      ----------------------------------------------------------------------
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                                 (775) 686-6081
                           ---------------------------
                            (ISSUER TELEPHONE NUMBER)

                                      N/A
                           ---------------------------
                            (FORMER NAME AND ADDRESS)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act(17 CFR 240.13e-4(c))

     This Form 8-K/A, Amendment No. 2 is being filed to include financial statements and information under Item 9.01 and a section entitled "Management's Discussion and Analysis or Plan of Operation" in Item 2.01 that relates to the financial statements being provided, to update the beneficial ownership information under Item 5.01, and to include related party information, including option re-pricing and new option grants under Item 5.02(c) and (d) and Item 8.01.

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On September 9, 2004, Battle Mountain Gold Exploration Corp., formerly Hudson Ventures, Inc., a Nevada corporation Inc. (the "Registrant"), entered into an Exchange Agreement (the "Agreement") with Battle Mountain Gold Exploration, Inc. ("Battle Mountain"), and the former Battle Mountain shareholders. Pursuant to the Agreement, the Registrant acquired 11,640,000 shares of common stock (or 100%) of Battle Mountain in exchange for an aggregate of 11,640,000 newly issued treasury shares of the Registrant's common stock. The transaction is referred to as the "Exchange" or the "Acquisition." Immediately after the issuance of shares to the former Battle Mountain shareholders, there were 38,510,000 shares of the Registrant's common stock issued and outstanding.

ITEM 2.01     COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS.

     On September 9, 2004, the Registrant acquired 100% of the issued and outstanding shares of Battle Mountain pursuant to the Agreement. All of the shareholders of Battle Mountain approved the transaction. Each Battle Mountain shareholder received one (1) share of Registrant's common stock for each share of Battle Mountain common stock for an aggregate of 11,640,000 shares of the Registrant's common stock. As a result of the Agreement, Battle Mountain became a wholly owned subsidiary of the Registrant. Along with the execution of the Agreement, James E. McKay, Ken Tullar and Wade A. Hodges executed stock purchase agreements to purchase 3,700,000, 1,900,000 and 1,900,000 shares, respectively, or an aggregate of 7,500,000 shares, of the Registrant's common stock from Nikoloas Brekropoulos, a former Director of the Registrant. Additionally Bug River Trading Corp. ("Bug River"), Mark Kucher and Paul Taufen executed stock purchase agreements to purchase 2,000,000, 1,000,000 and 500,000 shares, respectively, or an aggregate of 3,500,000, shares of the Registrant's common stock from Dana Neill Upton, the Registrant's former President, Secretary, Treasurer and Director.

     As a result of the Acquisition, the Registrant is a holding company for Battle Mountain. Through Battle Mountain, the Registrant will continue to be engaged in the business of minerals exploration, but with an emphasis on gold exploration in the State of Nevada. Except as expressly indicated or unless the context otherwise requires, the "Company," "we," "our," or "us" as used herein means the Registrant, Battle Mountain Gold Exploration Corp., a Nevada corporation, and its subsidiary, Battle Mountain Gold Exploration, Inc., also a Nevada corporation.

BUSINESS DEVELOPMENT

     Battle Mountain was incorporated in the State of Nevada on January 7, 2004. Battle Mountain is a mineral exploration company. Battle Mountain's exploration efforts are primarily focused on gold in the State of Nevada.

     Battle  Mountain's  Joint  Venture  with  NGXS  to  Form  Pediment
     -------------------------------------------------------------------

     On June 8, 2004, Battle Mountain entered into a joint venture that includes a Members Agreement and an Operating Agreement (the "Joint Venture") with Nevada Gold Exploration Solutions, L.L.C., a Nevada limited liability company ("NGXS"), to explore the Nevada great basin physiographic area using a proprietary water chemistry database developed by NGXS. The Operating Agreement was amended on February 24, 2005, as discussed below. Pursuant to the agreements, Battle Mountain agreed to fund an aggregate of $3,250,000 (the "Initial Contribution") for an exploration program (the "Exploration Program") in connection with an opportunity to earn up to a 70% interest in Pediment Gold LLC, a newly created Nevada limited liability company ("Pediment") engaged in gold exploration in the Nevada great basin physiographical area using a proprietary water chemistry database developed by NGXS. Kenneth Tullar, the President and a 20% owner of NGXS, is also the beneficial owner of 5.1% of the Registrant's common stock. Wade A. Hodges, a 40% owner of NGXS, is also a Director of the Registrant and the beneficial owner of 5.1% of the Registrant's common stock. Mr. Tullar and Mr. Hodges each receive a flat rate of $8,000 per month per person from Pediment for services that they provide to Pediment as well as reimbursement of their actual expenses, and for each day that they work in the field, a per diem of $125 per day.

     On August 15, 2004, Battle Mountain and NGXS amended the timing of the payments toward the Initial Contribution. As of September 30, 2004, Battle Mountain had paid an accumulated total of $325,000 toward the Initial Contribution. The $325,000 is a non-refundable deposit (the "Deposit"). In January 2005, Battle Mountain paid an aggregate of $840,000 of additional payments toward the Initial Contribution. Battle Mountain has not yet earned an interest in Pediment. Under the Operating Agreement, as amended, Battle Mountain will earn a 50% interest in Pediment after Pediment expends the Deposit and the $840,000 (or an aggregate of $1,165,000). The remainder of the Initial
Contribution, as amended, is payable as follows: 1) $385,000 due on July 1, 2005, the expenditure of which will give Battle Mountain a 55% interest in Pediment; 2) $385,000 due on November 1, 2005, the expenditure of which will give Battle Mountain a 60% interest in Pediment; and 3) $1,315,000 due on April 1, 2006, the expenditure of which will give Battle Mountain a 70% interest in Pediment. In determining whether Battle Mountain has funded the Exploration Program and earned an interest in Pediment, the following costs will be included: property acquisition costs, rentals royalties and other payments necessary to acquire and maintain title to property; salaries, wages, employee benefits and taxes thereon; materials, equipment and supplies; reasonable transportation; contract services and utilities; insurance premiums; damages or losses in excess of insurance proceeds; legal and regulatory costs and expenses; the cost of annual audits; taxes; overhead; costs of reasonably anticipated environmental compliance; and any other reasonable direct expenditures for the necessary and proper conduct of operations (collectively, the "Expenditures"). Battle Mountain needs to raise capital to complete the Initial Contribution.

     NGXS will be the manager of Pediment until Battle Mountain completes the Initial Contribution, at which time Battle Mountain will have the right to appoint the manager. If Battle Mountain completes the Initial Contribution, Battle Mountain will own 70%, and NGXS will own 30%, of Pediment. NGXS' participation will be on a carried basis. NGXS will not be required to fund the ongoing costs of additional exploration. If Battle Mountain does not complete the Initial Contribution, any interest in Pediment that Battle Mountain may earn will be diluted based on total expenditures made on properties by third parties and NGXS. If Battle Mountain's interest is diluted to 25% or less, Battle Mountain's interest will be converted to a 1.25% net smelter royalty from the production of minerals from the properties owned by Pediment.

     On February 24, 2005, Battle Mountain and NGXS amended the operating Agreement regarding Pediment (the "Amended Operating Agreement"). Except for changes made in the Amended Operating Agreement, Members continue on and the Operating Agreement remains effective for all other terms and conditions. NGXS acknowledged that Battle Mountain, by agreeing to the terms of the Amended Operating Agreement cured a default under the Operating Agreement that was set forth in a notice of default dated February 11, 2005 (the "Notice of Default"). By returning approximately $704,000 to Pediment and disbursing those funds pursuant to the Authority for Expenditure Procedure as provided in the Amended Operating Agreement, Battle Mountain cured a claim of breach that was set forth in a letter dated February 17, 2005 (the "Notice of Breach"). The Registrant disclosed the facts and circumstances concerning the Notice of Default and the Notice of Breach in a Form 8-K filed with the Commission on February 18, 2005. Pursuant to the Amended Operating Agreement, The Hot Pots Project and the Fletcher Junction Project became the sole site specific project obligations between Battle Mountain and NGXS under Pediment. Battle Mountain received an accelerated vested 50% interest in both the Hot Pots Project and the Fletcher Junction Project. Battle Mountain will continue to earn its interest in Pediment based on Battle Mountain's scheduled payment, and Pediment's subsequent expenditure, of the Initial Contribution as set forth above. Under the Amended Operating Agreement, Battle Mountain is required, on an individual property basis, to spend $500,000 on the technical evaluation of each property (assuming the project moves through the Discovery Drilling Stage) within twelve months of commencement of the first drilling program to earn a 70% interest in the project and become Operator, with NGXS being carried for a 30% interest, subject to permitting and drill rig availability. The $500,000 to be spent on each property reflects deductions for expenditures of approximately $310,000 made to the date of the Amended Operating Agreement for the Field Examination Stage. Costs spent on each property during the Land Acquisition Stage, all expenditures of the $500,000 on each property, discussed above, and third-party farm out budgets will count towards Battle Mountain's earn-in in the specific project for which the costs are being spent and in Pediment. Costs incurred that do not relate to either the Hot Pots Project or the Fletcher Junction Project will only apply toward Battle Mountain's earn-in of an interest in Pediment. Once Battle Mountain has completed the Initial Contribution, Battle Mountain will have the option to earn an additional 10% interest in the Hot Pots Project or the Fletcher Junction Project by funding $750,000 of additional work per property. The amended operating agreement also provides for the establishment of a savings account for Battle Mountain and specific controls regarding such savings account and Pediment's bank account, which controls establish the instances in which funds may be transferred into, out of and between the accounts. NGXS agreed to forgo a 3% fee for management of Pediment. All of Pediment's activities that are conducted by Kenneth N. Tullar or Wade A. Hodges will be billed directly to Pediment at a flat rate of $8,000 per month per person plus actual expenses. Battle Mountain disclosed these and other material terms of the Amended Operating Agreement in a Form 8-K filed with the Commission on February 28, 2005.

     THE HOT POTS PROJECT
     --------------------

     On September 16, 2004, Julian Tomera Ranches, Inc., Battle Mountain Division ("Tomera Ranches") entered into a ten-year mining lease (the "Tomera Lease") with Pediment covering approximately 2,225 acres of land in Humboldt County, Nevada. The Tomera Lease is part of the Hot Pots Project. Retention of the Tomera Lease is predicated on an initial payment of $25,000 (which Pediment paid in September 2004), and subsequent annual payments of $15,000 per year for three years, and $20,000 per year thereafter. In addition, Pediment is required to pay Tomera Ranches a royalty of 3% of Net Smelter Returns from production, if any, from the land covered by the Tomera Lease.

     On October 20, Pediment entered into a binding letter agreement (the "Letter Agreement") with Placer Dome U.S. Inc. ("Placer Dome") for exploration and development during the three-year period beginning on October 21, 2004 (the "Earn-In Period") on unpatented mining claims owned by Placer Dome and located in Humboldt County, Nevada (the "Placer Dome Claims"). The Placer Dome Claims are part of the Hot Pots Project and the land on which they are located is adjacent to the land covered by the Tomera Lease. Pursuant to the Letter Agreement, Pediment has the right to earn a 70% interest in, and to enter into a joint venture agreement covering, the Placer Dome Claims. Retention of the Letter Agreement is predicated on an initial payment of $3,000 (which Pediment paid in October 2004), and an obligation to incur an aggregate of $1 million of work expenditures on the Placer Dome Claims during the Earn-In Period as follows: 1) $50,000 during the period from October 21, 2004 through October 21, 2005; 2) $250,000 during the period from October 21, 2005 through October 21, 2006; and 3) $700,000 during the period from October 21, 2006 through October 21, 2007. Pediment may acquire an undivided 70% interest in the Placer Dome Claims after incurring the full amount of the work expenditures. If Pediment acquires such interest, Pediment may be obligated to enter into a joint venture agreement with Placer Dome covering future activities on the Placer Dome Claims. Pediment's interest in the Placer Dome Claims will be subject to Placer Dome's right to earn an additional 40% interest upon the payment of $3 million to Pediment or to convert its 30% interest into an interest in 5% of net returns. In order to retain the Letter Agreement, Pediment must pay all federal claim maintenance fees (or perform sufficient assessment work) required to maintain the Placer Dome Claims, and timely make all filings and recordings required in connection therewith (collectively "Annual Maintenance"). During the Earn-In Period, Pediment is also responsible for timely payment of all taxes levied or assessed upon or against the Placer Dome Claims and any facilities or improvements located thereon. Pediment may, at any time in its sole discretion, terminate the Letter Agreement in its entirety or with respect to any portion of the Placer Dome Claims. If Pediment terminates the Letter Agreement, Pediment will have no further obligations other than those related to indemnifying Placer Dome against losses related to misrepresentation of Pediment or any exploration, development or related work conducted by Pediment on the Placer Dome Claims, reclaiming the surface of the Placer Dome Claims, and performing remediation work as to the subsurface of the Placer Dome Claims. If such termination occurs prior to June 1, 2005, or after June 1 of any other year, Pediment will also be obligated to perform Annual Maintenance for the assessment year beginning on September 1 of the year of termination.

     THE FLETCHER JUNCTION PROJECT
     -----------------------------

     Pediment has staked 342 unpatented mining claims in Mineral County, Nevada, which claims we refer to as the "Fletcher Junction Project."

     Ground  Water  Chemistry
     ------------------------

     Battle Mountain's primary gold exploration efforts will be driven by the application of a hydro-geochemical testing program to evaluate ground water chemistry that can identify the presence of gold and associated minerals and elements in gravel-covered pediment locations, most of which have not been tested. Testing in this manner can measure the presence of gold and its associated minerals down to the parts per trillion. This testing will be conducted as part of the Program initially targeting Nevada's gravel-covered pediments.

     As ground water interacts with rock, it picks up a "scent" of the rocks the water passes through. If the ground water encounters gold ore or geochemically altered rocks associated with gold, distinctive water chemical signatures result. These "signatures" form plumes considerably larger than the gold deposits themselves, and present a down-slope deposit "footprint" that indicates mineralization is nearby. Once recognized, this water chemistry "scent" can be used to back track to the source gold deposit, especially when the deposit is hidden by gravels and not exposed at the surface. Ground Water Chemistry can provide a direct indication of the presence of a gravel-covered, gold-bearing system. Battle Mountain believes that Ground Water Chemistry will provide a powerful, simple and direct exploration methodology within Nevada's basin and range.

    It is imperative that Battle Mountain obtain approximately $2.6 million of additional financing to complete the Initial Contribution and conduct its business operations. Battle Mountain is taking steps to raise equity capital or to borrow additional funds. There can be no assurance that any new capital will be available to Battle Mountain or that adequate funds will be sufficient for its operations, whether from the its financial markets, or other arrangements will be available when needed or on terms satisfactory to Battle Mountain. Battle Mountain does not have any commitments from its officers, directors or affiliates or from the Registrant to provide funding. The failure of Battle Mountain to obtain adequate financing may result in Battle Mountain having to delay, curtail or scale back its operations.

DESCRIPTION OF PRINCIPAL PRODUCTS AND SERVICES

     Battle Mountain currently does not offer any products or services. In the event that Battle Mountain discovers economic deposits of gold or other minerals, it intends to either sell the deposits or, depending on the specific characteristics of each discovery, conduct its own mining operations to extract the gold or other minerals for future sale.

COMPETITIVE BUSINESS CONDITIONS

     The mineral exploration industry is intensely competitive in all its phases. Worldwide, the competitive business environment for minerals exploration is variable and dependent upon geographic location, political and regulatory environments, technology applications, and the specific mineral commodity being sought.

COPYRIGHTS, PATENTS, TRADEMARKS & LICENSES

     NGXS granted Battle Mountain a limited, exclusive license to use the Database, NGXS' proprietary data reduction and orientation processes for its GIS database for the state of Nevada, and NGXS' proprietary water sampling protocol. Battle Mountain does not otherwise own, or hold any licenses to, any copyrights, patents, trademarks or other types of intellectual property.

NEED FOR GOVERNMENTAL APPROVAL AND THE EFFECTS OF REGULATIONS

     In some jurisdictions, government regulations require permits and, in some cases, reclamation bonding. The details of such permits and the size of the bonds are related to the location of the property and size of the anticipated exploration-related surface disturbance. The effect of these regulations on the Battle Mountain will include the cost of obtaining permits, posting reclamation bonds (if required), and completing environmental restoration work if a property is to be abandoned.

RESEARCH AND DEVELOPMENT SINCE JANUARY 7, 2004 (INCEPTION)

     Since January 7, 2004 ("Inception"), Battle Mountain has conducted mineral exploration activities using a newly developed high-technology hydro-geochemical exploration program in Nevada.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

     The costs and effects of compliance with environmental laws vary in different jurisdictions and countries. In general, Battle Mountain will have to obtain permits prior to construction of vehicle access trails and drill sites. In addition, Battle Mountain will be required to perform environmental reclamation of these disturbances if the property is to be abandoned.

EMPLOYEES

     Battle Mountain had one (1) full-time employee prior to the Acquisition. In January 2005, the Registrant's board of directors retroactively ratified the employee's employment agreement as of January 1, 2004.

DESCRIPTION OF PROPERTY

     Battle Mountain currently has a one-year lease for approximately 165 square feet of office space in Reno, Nevada that expires April 30, 2005. Battle Mountain pays $960 per month for the office space consisting of monthly base rent of $850 and a monthly charge for telephones and DSL Internet service of $110.

Mining Operation Disclosure
---------------------------

     Battle Mountain is an exploration stage company in search of mineral deposits primarily in Nevada and has no proven or probable reserves. Battle Mountain has earned an accelerated vested 50% interest in the Hot Pots Project and the Fletcher Junction Project. Pursuant to the Joint Venture, Battle Mountain has an opportunity to earn up to a 70% interest in Pediment. Battle
Mountain has paid $1,165,000 towards the Initial Contribution in Pediment, but will not own an interest in Pediment until Pediment spends such funds. As of the filing of this report, Pediment has spent approximately $449,000. Pursuant to the Operating Agreement, as amended, Battle Mountain will earn a 50% interest in Pediment after Pediment spends the remaining $716,000.

     The Hot Pots Project and the Fletcher Junction Project are both in the exploration stage as they are without known reserves and the proposed program is exploratory in nature. The work to date has included surface field examination and surface and subsurface (from water wells) water sampling. The Program includes soil sampling and geophysical surveys. Exploration drilling began on the Hot Pots Project on March 21, 2005. There has not been, and there are no, plant, equipment or surface disturbances on the Fletcher Junction Project. The exploration planning and current exploration efforts are based on the earlier identification of anomalous mineral concentrations in the subsurface ground water. There are no reports concerning the two properties.

     The Hot Pots Project consists of two adjacent properties held by Pediment under the Tomera Lease and the Letter Agreement, discussed above. The Hot Pots Project is located in Humboldt County, in north-central Nevada. The properties are accessible by dirt roads. Neither the property owner, the Registrant, nor Pediment is aware of any history of previous mining operations or exploration activities on the property covered by the Tomera Lease. While there has been some limited exploration drilling, there is no history of previous mining operations on the property covered by the Letter Agreement. The Tomera Ranch property is an active, operating cattle ranch. The property covered by the Letter Agreement is unimproved, natural range land. The entire area is overlain by geologically recent gravels, believed to be several hundred feet thick. Pediment is presently negotiating for two additional properties, both of which are adjacent to the Hot Pots Project.

     The Fletcher Junction Project consists of 342 unpatented mining claims in Mineral County, west-central Nevada. The area is accessible by improved, county maintained dirt road. Field observation indicates there has been no recent or historical mining operations in the area. Neither the Registrant, nor Pediment is aware of any history of previous exploration activity. The area is natural, unimproved open range and hilly land. The area is overlain by geologically recent gravels and volcanic basalt flows.

LEGAL PROCEEDINGS

     Battle Mountain is not a party to, and its property is not the subject of, any pending legal proceedings.

RELATED  PARTY  TRANSACTIONS

     James E. McKay and Mark Kucher have entered into employment agreements with the Registrant as discussed below under "Item 5.02(c)." Mr. McKay and Mr. Kucher are directors of Battle Mountain.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     THIS  REPORT  CONTAINS  FORWARD  LOOKING  STATEMENTS  WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH ON THE FORWARD LOOKING STATEMENTS AS A RESULT OF THE RISKS SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, GENERAL ECONOMIC CONDITIONS, AND CHANGES IN THE ASSUMPTIONS USED IN MAKING SUCH FORWARD LOOKING STATEMENTS.

PLAN OF OPERATION

     Battle Mountain can satisfy its current cash requirements until July 1, 2005, when a payment of $385,000 becomes due to Pediment. It is imperative that Battle Mountain obtain $2,600,000 of additional financing during the next twelve
(12) months to fully implement its business plan and earn a 70% interest in Pediment. Pediment in turn is required, during the next twelve months, to spend at least $50,000 on the Placer Dome Claims (pursuant to its agreement with Placer Dome) to retain its right to earn up to a 70% interest in the Placer Dome Claims and $15,000 on the Tomera Lease (pursuant to its agreement with Tomera Ranches) to retain its rights in the Tomera Lease. Battle Mountain has raised approximately $1,815,000 for its gold exploration activities which it has used for payments toward the Initial Contribution in Pediment and for expenses. Battle Mountain is taking steps to raise equity capital or to borrow additional funds. There can be no assurance that any new capital will be available to Battle Mountain or that adequate funds will be sufficient for Battle Mountain's operations, whether from Battle Mountain's financial markets, or other arrangements will be available when needed or on terms satisfactory to Battle Mountain. Battle Mountain does not have any commitments from its officers, directors or affiliates or from the Registrant to provide funding. The failure of Battle Mountain to obtain adequate financing may result in Battle Mountain having to delay, curtail, scale back or forgo its operations.

     Battle Mountain does not expect to purchase any plant or significant equipment during the next twelve months. Battle Mountain will heavily rely on contract labor to conduct its operations and does not expect a significant change in the number of employees during the next twelve months.

RESULTS OF OPERATIONS

     Battle Mountain was incorporated on January 7, 2004. The Registrant acquired Battle Mountain on September 9, 2004. The discussion below relates to the financial information of Battle Mountain as of September 9, 2004, and for the period from January 7, 2004 to September 9, 2004.

PERIOD FROM JANUARY 7, 2004 (INCEPTION) TO SEPTEMBER 9, 2004

Revenues
--------

     Battle Mountain did not have any revenues during the period from January 7, 2004 to September 9, 2004.

Expenses
--------

     For the period from January 7, 2004 to September 9, 2004, Battle Mountain had total expenses of $134,125, consisting of professional and consulting of $100,060, travel and entertainment of $19,720, rent and office of $8,804, general and administrative expenses of $5,495, and depreciation expense of $46.

     Battle Mountain had a loss of $47,500. The unrealized loss was the result of a decrease in the value of securities held for resale.

Net Loss and Net Loss Per Share
-------------------------------

     Net loss was $181,625 (or basic and diluted loss per common share of $0.02) for the period from January 7, 2004 to September 9, 2004.

LIQUIDITY AND CAPITAL RESOURCES

     Total current assets were $105,311 as of September 9, 2004, consisting of short-term investments in marketable securities of $66,500, loan and notes receivable of $28,511, cash of $10,005 and other current assets of $295. The loan and notes receivable of $28,500 represents payments made by Battle Mountain on behalf of the Registrant on a consulting agreement with an officer/ director of the Registrant at a rate of $7,500 per month.

     Total current liabilities were $134,414 as of September 9, 2004, consisting of notes payable to related party of $129,414, and accounts payable and accrued liabilities of $5,000. The notes payable to related party of $129,414 represents loans by shareholders of Battle Mountain. These loans are in the form of non-interest bearing, unsecured advances.

     As of September 9, 2004, Battle Mountain had a working capital deficit of $29,103.

     Net cash used in operating activities was $129,374 for the period from January 7, 2004 to September 9, 2004, consisting of net loss of $181,625 and an increase in other current assets of $295 that were offset by an adjustment for unrealized loss in investments of $47,500, an increase in accounts payable of $5,000 and an adjustment for depreciation of $46.

     Net cash used in investing activities was $470,035 for the period from January 7, 2004 to September 9, 2004, consisting of cash paid for investment in Joint Venture of $325,000, short-term investments of $114,000, notes receivable of $28,500 and property, plant and equipment of $2,524.

     Net cash provided by financing activities was $606,414 for the period from January 7, 2004 to September 9, 2004, consisting of proceeds from the sale of stock of $480,000 and proceeds from notes payable to a related party of $129,414.

     Battle Mountain can satisfy its current cash requirements until July 1, 2005, when a payment of $385,000 becomes due to Pediment. It is imperative that Battle Mountain obtain $2,600,000 of additional financing during the next twelve (12) months to fully implement its business plan and earn a 70% interest in Pediment. Battle Mountain has raised approximately $1,815,000 for its gold exploration activities which it has used for payments toward the Initial Contribution in Pediment and for its operating expenses. Battle Mountain is taking steps to raise equity capital or to borrow additional funds. There can be no assurance that any new capital will be available to Battle Mountain or that adequate funds will be sufficient for Battle Mountain's operations, whether from Battle Mountain's financial markets, or other arrangements will be available when needed or on terms satisfactory to Battle Mountain. Battle Mountain does not have any commitments from its officers, directors or affiliates or from the Registrant to provide funding. The failure of Battle Mountain to obtain adequate financing may result in Battle Mountain having to delay, curtail, scale back or forgo its operations.

RISK  FACTORS

Risks  Relating  to  Our  Business

WE NEED $2,600,000 OF ADDITIONAL CAPITAL.
-------------------------------------------------

     It is imperative that the Company obtain $2,600,000 of additional financing during the next twelve (12) months to fully implement its business plan. The
Company acquired Battle Mountain which has agreed to make an Initial Contribution for an exploration Program by April 2006. Battle Mountain has paid $1,165,000 toward the Initial Contribution. In addition, we accrue salary of $7,500 per month for Mark Kucher, our Chief Financial Officer, payable at such time as the Company is fully vested in Pediment, which the Company expects to occur no earlier than April 1, 2006. There can be no assurance that additional capital will be available to the Company, or that, if available, it will be on terms satisfactory to the Company's management. Any additional financing may involve dilution to the Company's then-existing shareholders. At this time, no other additional financing has been secured or identified. The Company has no commitments from officers, directors or affiliates to provide funding. The failure of the Company to obtain additional capital on terms satisfactory to the Company's management, or at all, may cause the Company to delay, curtail, scale back or forgo its operations.

FUTURE DISPUTES BETWEEN THE COMPANY AND NGXS REGARDING THE OPERATING AGREEMENT
------------------------------------------------------------------------------
OF PEDIMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF
-------------------------------------------------------------------------------
OPERATION.
----------

     In February 2005, we received a Notice of Default from NGXS regarding the Operating Agreement of Pediment after we proposed that Pediment acquire an interest in two (2), rather than all eleven (11), land areas that Pediment identified for land acquisition, and that Pediment begin an initial drilling program only on the two (2) areas. We had paid an aggregate of $1,165,000 toward the Initial Contribution in Pediment. In February 2005, we withdrew a substantial amount of the funds from Pediment's account. Following the withdrawal, we received a letter from NGXS stating that NGXS was of the opinion that withdrawal was a breach of the Operating Agreement or a resignation by us and requesting the immediate return of the withdrawn money. The Company and NGXS have amended the Operating Agreement. We have returned the funds to Pediment's account pursuant to the Amended Operating Agreement and have otherwise cured the Notice of Default and letter of breach. Our agreement with NGXS regarding Pediment may be subject to future disputes that we may not be able to resolve. If we have future disputes with NGXS regarding Pediment, the Hot Pots Project or the Fletcher Junction Project, we may not be able to earn more than our 50% interest in the Hot Pots Project, our 50% interest in the Fletcher Junction
Project, or any interest in Pediment, each of which could have a material adverse effect on our business and results of operation.

FROM TIME TO TIME THE COMPANY INVESTS IN TRADING SECURITIES, THE VALUE OF WHICH
-------------------------------------------------------------------------------
IS SUBJECT TO SIGNIFICANT FLUCTUATIONS.
---------------------------------------

     From time to time the Company invests in trading securities, the value of which is subject to significant fluctuations. Our trading securities are stated at fair value and realized and unrealized gains and losses are included in income. As of September 30, 2004, most of our current assets consisted of short-term investments which represents our investment in trading securities. We had unrealized loss of $48,640 from trading securities during the three months ended September 30, 2004. If there are significant fluctuations in the value of our short-term investments, it would have a direct effect on our results of operations. If we sell our short-term investments when they have lost significant value, it will have a material adverse effect on our business and results of operations.

IN  THE  PAST,  WE  HAVE CHANGED THE TERMS OF VARIOUS AGREEMENTS AFTER THEY HAVE
--------------------------------------------------------------------------------
BEEN FINALIZED AND DISCLOSED TO THE PUBLIC WHICH  POSES A RISK TO OUR DISCLOSURE
--------------------------------------------------------------------------------
CONTROLS  AND  PROCEDURES AND OUR ABILITY TO TIMELY FILE ACCURATE INFORMATION IN
--------------------------------------------------------------------------------
OUR PERIODIC AND OTHER REPORTS WITH THE SEC.
--------------------------------------------

     We have changed the terms of various agreements including, but not limited to subscription agreements, option agreements and other material agreements. For example, we sold 450,000 shares at $1.00 per share to four individual investors in November 2004. In February 2005, we changed the terms of this sale to 900,000 shares at $0.50 per share. We are in the process of making further amendments to the terms of this sale. We granted options with an exercise price of $0.99 per share and subsequently re-priced the options to $0.40 per share. We amended the terms of the Operating Agreement of Pediment to allow us to obtain an accelerated vested 50% interest in the Hot Pots Project and the Fletcher Junction Project. We are considering additional amendments to the Amended Operating Agreement. Future changes such as the ones mentioned here pose a risk to our disclosure controls and procedures and our ability to timely file accurate information in our periodic reports and other reports with the SEC which may have a material adverse effect on the Company and may also result in disclosed information becoming inaccurate.

THE REGISTRANT'S AUDITORS HAVE EXPRESSED AN OPINION THAT THERE IS SUBSTANTIAL
-----------------------------------------------------------------------------
DOUBT ABOUT ITS ABILITY TO CONTINUE AS A GOING CONCERN.
-------------------------------------------------------

     In its report dated November 4, 2004, Morgan & Company, Chartered Accountants ("Morgan") expressed an opinion that there is substantial doubt about the Registrant's ability to continue as a going concern based on its history of operating losses since Inception, its lack of operating revenues and its dependence on adequate financing. The Registrant's financial statements do not include any adjustments that might result from the outcome of that uncertainty. The Registrant closed a reverse merger transaction with Battle Mountain on September 9, 2004. Battle Mountain's auditors, Chisholm, Bierwolf and Nilson, LLC did not express such an opinion in their report on Battle Mountain's financial statements as of September 9, 2004. We note, however, that Battle Mountain is itself in the exploration stage, has agreed to contribute $2,085,000 toward the Initial Contribution in Pediment during the next twelve (12) months, and will need to raise the entire amount in equity or debt financing to complete the Initial Contribution. It is highly likely that an audit report of the Registrant issued after the Acquisition will include an expression of an opinion that there is substantial doubt about the Registrant's ability to continue as a going concern. If the Registrant is unable to continue as a going concern, you will lose your entire investment.

WE HEAVILY DEPEND ON JAMES E. MCKAY AND MARK KUCHER.
----------------------------------------------------

     The success of the Company depends upon the personal efforts and abilities of James E. McKay and Mark Kucher. Mr. McKay serves as a director of the Registrant and the Registrant's President pursuant to a three-year employment agreement. Mr. McKay also serves as the Registrant's Chief Executive Officer, Secretary and Treasurer. Mr. McKay and the Registrant may voluntarily terminate the employment agreement at any time. Mark Kucher serves as a director of the Registrant and the Registrant's Chief Financial Officer pursuant to an employment agreement. Mr. Kucher and the Registrant may voluntarily terminate the employment agreement at any time. The loss of Mr. McKay or Mr. Kucher could have a material adverse effect on our business, results of operations or financial condition. In addition, the absence of Mr. McKay or Mr. Kucher will force us to seek a replacement who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement.

WE ARE ENGAGED IN A BUSINESS THAT IS INHERENTLY SPECULATIVE AND RISKY.
----------------------------------------------------------------------

     Mineral exploration and mining is subject to risks related to a substantial or extended decline in prices of mineral commodities, property acquisition complexities, and restrictive and/or changing political, social and/or environmental laws and regulations. Even if we can implement our business plan and initiate exploration and development activities, there can be no assurance that we will find commercial quantities of minerals, or if we are able to find such minerals, that we can remove them in a profitable manner. Because of the inherently speculative and risky nature of the business in which we are engaged, our Company could fail to find commercial quantities of minerals or perform poorly, and as a result you could lose your entire investment.

JAMES E. MCKAY, MARK KUCHER, WADE A HODGES AND KENNETH TULLAR ARE THE BENEFICIAL
--------------------------------------------------------------------------------
OWNERS  OF  AN  AGGREGATE  OF  47.0%  OF  THE  REGISTRANT'S COMMON STOCK AND CAN
--------------------------------------------------------------------------------
EXERCISE CONTROL OVER CORPORATE DECISIONS.
------------------------------------------

     James E. McKay, Mark Kucher, Wade A Hodges and Kenneth Tullar beneficially own an aggregate of approximately 47.0% of the issued and outstanding shares of the Registrant's common stock. Accordingly, they will exercise significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Messrs. McKay, Kucher, Hodges and Tullar may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders.

Risks Related to Our Common Stock

IN  THE  PAST,  WE HAVE NOT BEEN CURRENT IN FILING OUR PERIODIC REPORTS WITH THE
--------------------------------------------------------------------------------
SEC  WHICH HAS RESULTED IN US RECEIVING A FIFTH LETTER "E" ON OUR TRADING SYMBOL
--------------------------------------------------------------------------------
SYMBOL ON AT LEAST TWO PRIOR OCCASIONS.
---------------------------------------

     We have not been current in our filings with the SEC, and, as a result, we have received a fifth letter "E" on our trading symbol on at least two prior occasions. There can be no assurance that we will file our reports with the SEC in a timely manner. If we continue to be late in our filings we will most likely receive an "E" on our trading symbol which may result in our common stock being de-listed from the over-the-counter Bulletin Board (the "OTCBB"). There can be no assurance that our common stock will continue to be listed on the OTCBB. If our common stock is de-listed from the OTCBB, we anticipate that it will be traded on the Pink Sheets which is generally considered to be a less liquid market than the OTCBB. In the event that our common stock is de-listed from the OTCBB, it is likely that our common stock will have less liquidity than it has, and will trade at a lesser value than it does, on the OTCBB.

THE MARKET PRICE OF OUR COMMON STOCK HISTORICALLY HAS BEEN VOLATILE.
--------------------------------------------------------------------

     The market price of our common stock historically has fluctuated significantly based on, but not limited to, such factors as: general stock market trends, announcements of developments related to our business, actual or anticipated variations in our operating results, our inability to generate revenues, and conditions and trends in the gold exploration, development and production industry.

     Our common stock is traded on the over-the-counter Bulletin Board (the "OTCBB"). In recent years the stock market in general has experienced extreme price fluctuations that have oftentimes have been unrelated to the operating performance of the affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

WE HAVE NOT CREATED A MARKET TO SUSTAIN THE SIGNIFICANT AMOUNT OF SHARES IN OUR
-------------------------------------------------------------------------------
PUBLIC FLOAT.
-------------

     We have approximately 15,870,000 shares of common stock in our public float; however, we have not created a market for our common stock. We may not have adequate time to create such a market prior to the time our shareholders resell their shares. If our shareholders resell their shares before we can create a market, it may exert downward pressure on the price of our common stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE COMMISSION WHICH
------------------------------------------------------------------------------
LIMITS THE TRADING MARKET IN OUR COMMON STOCK, MAKES TRANSACTIONS IN OUR COMMON
-------------------------------------------------------------------------------
STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR COMMON STOCK.
-------------------------------------------------------------------------------

     Our common stock is considered a "penny stock" as defined in Rule 3a51-1 promulgated by the Commission under the Exchange Act of 1934 (the "Exchange Act"). In general, a security which is not quoted on NASDAQ or has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions the Company meets) is considered a penny stock. The Commission's Rule 15g-9 regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the rules affect the ability of broker-dealers to sell our common stock should they wish to do so because of the adverse effect that the rules have upon liquidity of penny stocks. Unless the transaction is exempt under the rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for our common stock may be adversely affected by limiting the ability of broker-dealers to sell our common stock and the ability of purchasers to resell our common stock.

     In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in our common stock may have their ability to sell their shares of the common stock impaired.

THE COMPANY HAS NOT PAID ANY CASH DIVIDENDS.
--------------------------------------------

     The Company has paid no cash dividends on its common stock to date and it is not anticipated that any cash dividends will be paid to holders of the Company's common stock in the foreseeable future. While the Company's dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance the future expansion of the Company.

CRITICAL ACCOUNTING ESTIMATES

     Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues (if any) and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policy affects our more significant judgments and estimates used in the preparation of our financial statements:

Marketable Securities
---------------------

     We determine the appropriate classification of investment securities at the time they are acquired and evaluate the appropriateness of such classification at each balance sheet date. Trading securities are held for resale in anticipation of short-term (generally 90 days or less) fluctuations in market prices. Trading securities, consisting primarily of actively traded equity securities, are stated at fair value. Realized and unrealized gains and losses are included in income. We had unrealized loss of $47,500 from trading securities during the period from January 7, 2004 to September 9, 2004. Available-for-sale securities consist of marketable equity securities not classified as trading securities. Available-for-sale securities are stated at fair value, and unrealized holding gains and losses, net of the related deferred tax effect, are reported as a separate component of stockholders' equity. We did not have any holding gains or losses from available-for-sale securities during the period from January 7, 2004 to September 9, 2004.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

     In December 2004, the Registrant issued an aggregate of 11,640,000 shares of common stock in a transaction that was not registered under the Securities Act of 1933 (the "Securities Act") to the former Battle Mountain shareholders pursuant to the Exchange whereby Battle Mountain became a wholly-owned subsidiary of the Registrant on September 9, 2004. The Registrant claims the exemption from registration afforded by Rule 506 of Regulation D under the Securities Act.

ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT.

     On September 9, 2004, the Battle Mountain shareholders entered into the Agreement with the Registrant, whereby each Battle Mountain shareholder received one (1) share of Registrant's common stock for each share of Battle Mountain common stock for an aggregate of 11,640,000 shares of the Registrant's common stock. Along with the execution of the Agreement, James E. McKay, Ken Tullar and Wade A. Hodges executed stock purchase agreements to purchase 3,700,000, 1,900,000 and 1,900,000 shares, respectively, or an aggregate of 7,500,000 shares, of the Registrant's common stock from Nikoloas Bekropoulos a former Director of the Registrant. Additionally Bug River, Mark Kucher and Paul Taufen executed stock purchase agreements to purchase 2,000,000, 1,000,000 and 500,000 shares, respectively, or an aggregate of 3,500,000, shares of the Registrant's common stock from Dana Neill Upton, the Registrant's former President, Secretary, Treasurer and Director. Following the execution of the Agreement and the stock purchase agreements, the Battle Mountain shareholders owned 22,640,000 shares of the Registrant's common stock. As a result of these transactions and additional issuances, the following individuals exercise control over the
Registrant:


             Shares of Common Stock Beneficially Owned (1)

Name               No. of Shares   Percentage
----               --------------  ----------

Mark Kucher         9,350,000 (2)     22.4%

James E. McKay      5,500,000 (3)     13.2%

Wade A. Hodges      2,400,000 (4)      5.8%

Kenneth Tullar      2,300,000 (5)      5.6%
--------------  --------------  -----------


(1) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right. As of April 12, 2005, there were 41,030,000 shares of common stock outstanding.

(2) Includes  3,160,000, 1,000,000, 1,000,000 and 40,000 shares of common stock owned by Bug River, British Swiss Investment Corp. ("British Swiss"), Warrior Resources Corp. ("Warrior"), and Mr. Kucher's spouse, respectively. Mark Kucher is a director and shareholder of Bug River, British Swiss, and Warrior. Also includes options to purchase an aggregate of 800,000 shares at $0.40 per share that will vest in their entirety on April 15, 2005.

(3) Includes options to purchase an aggregate of 800,000 shares at $0.40 per share that will vest in their entirety on April 15, 2005.

(4) Includes an option to purchase 300,000 shares at $0.40 per share that will vest in its entirety on April 15, 2005.

(5) Includes an option to purchase 200,000 shares at $0.40 per share that will vest in its entirety on April 15, 2005.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     (b) On September 9, 2004, Nikoloas Bekropoulos and Philip Stanley Taneda resigned as Directors of the Registrant. On that same date, Mark Kucher resigned as the Chief Executive Officer and President of the Registrant.

     (c) On September 9, 2004, the Registrant's Board of Directors, via unanimous written consent, appointed James E. McKay as the Registrant's Chief Executive Officer and President. Mr. Kucher will continue to serve as Principal Financial Officer. Mr. Kucher has served in this capacity since his appointment as an officer of the Registrant in April 2004.

     JAMES E. MCKAY, age 58, has served as the Company's President since June 2004. Mr. McKay began formally serving as the Company's, Chief Executive Officer, Secretary and Treasurer in September 2004. From July 1992 to May 2004, Mr. McKay was a Manager and Director of Miramar Mining Corporation's, American Eagle Resources and managed the Golden Eagle Mine in Storey Co. in Nevada. During the same period, Mr. McKay served as a director of Aurex, a Canadian-Chilean partnership involved in acquisitions and the ownership and management of an underground copper-gold mine in Chile. From February 1989 to July 1993, Mr. McKay was a self-employed Consultant. Mr. McKay has over thirty
(30) years of foreign and North American exploration and operational experience. His experience has included corporate directorships and exploration, operations and reclamation management. In 1979, following six years as a field exploration geologist in Africa, Colombia, Mexico, and North America, he was designated the on-site manager of Homestake Mining Corporation's McLaughlin exploration project, from its inception through the announcement of the discovery of the 3 million ounces gold deposit. Mr. McKay holds a Masters in Business Administration and a Bachelor of Science degree in Geological Engineering both from the University of Nevada.

     Effective June 1, 2004, James E. McKay entered into an employment agreement with the Registrant pursuant to which Mr. McKay serves as the Registrant's President. Pursuant to the employment agreement, Mr. McKay receives a base salary of $7,500 per month, three (3) weeks of paid vacation, and an option, which was approved by our board of directors, to purchase 500,000 shares of the Company's common stock at an exercise price of $0.99 per share that vests in its entirety on May 31, 2005. Mr. McKay and the Registrant may terminate the employment agreement at will, provided, however, that if the Registrant's terminates the employment agreement for any reason, or if Mr. McKay and the Registrant mutually decide to terminate the agreement at any time before the third anniversary date of the agreement, the Registrant will pay Mr. McKay a severance at his then current salary through the third anniversary date upon such termination. If the Registrant terminates Mr. McKay's employment prior to May 31, 2005, the option will automatically vest in its entirety on the date of such termination. In April 2005, the Registrant's board of directors amended the terms of Mr. McKay's option to vest in its entirety on April 15, 2005, at an amended exercise price of $0.40 per share.

     The Registrant entered into an employment agreement with Mark Kucher Pursuant to which Mr. Kucher serves as the Company's Chief Financial Officer and as a Director of the Registrant. The terms of the agreement provide that it is retroactively effective on January 1, 2004. Mr. Kucher receives a base salary of $7,500 per month, effective retroactively from January 2004 that is not payable until the Registrant is fully vested in Pediment. Mr. Kucher has the option to receive his salary in shares, at market value, at any time. Mr. Kucher also receives three (3) weeks of paid vacation. The agreement provided for the grant of an option to Mr. Kucher to purchase 500,000 shares of the Registrant's common stock that vests one year after commencement of Mr. Kucher's employment with the Registrant, provided that if the Company terminates Mr. Kucher's employment prior to such time, the option will automatically vest in its entirety on the date of termination. On December 15, 2004, in satisfaction of the obligation to grant an option to Mr. Kucher, the Registrant's Board of Directors granted Mark Kucher an option to purchase 500,000 shares of the Registrant's common stock at an exercise price of $0.99 per share, which option vests in its entirety on May 31, 2005, provided that if the Registrant terminates Mr. Kucher's employment prior to May 31, 2005, the option will automatically vest in its entirety on the date of termination. Although Mr. Kucher's employment commenced on January 1, 2004, under the terms of the employment agreement, Mr. Kucher agreed to receive the option with the later vesting date of May 31, 2005. In April 2005, the Registrant's board of directors amended the terms of Mr. Kucher's option to vest in its entirety on April 15, 2005, at an amended exercise price of $0.40 per share.

     (d) On September 9, 2004, the Registrant's Board of Directors appointed James E. McKay and Wade A. Hodges as Directors.

     James E. McKay has entered into an employment agreement with the Registrant as discussed above under Item 5.02(c). In addition, the Registrant's board of directors approved the grant of an option to each of its directors, which includes Mr. McKay, to purchase 300,000 shares of the Registrant's common stock with an exercise price of $0.40 per share and a vesting date of April 15, 2005, for their services as members of the board of directors.

     Wade A. Hodges, a Director of the Registrant, owns a forty percent (40%) membership interest in NGXS. As contemplated by the Joint Venture, Battle Mountain and NGXS formed Pediment to explore the Nevada great basin physiographic area using a proprietary water chemistry database developed by NGXS. Mr. Hodges provides geological services to the Joint Venture. He currently receives a flat rate of $8,000 per month from Pediment for services that he provides to Pediment as well as reimbursement of his actual expenses, and for each day that he works in the field, a per diem of $125 per day. Battle Mountain and NGXS came to the current terms regarding Mr. Hodges's payment as part of the Amended Operating Agreement entered into in February 2005. Prior to the Amended Operating Agreement, Mr. Hodges was receiving $400 per day and the $125 per diem. Mr. Hodges received an aggregate of $42,500 for services that he provided to the Joint Venture as of September 30, 2004. In April 2005, the Registrant's board of directors approved the grant of an option to each of its directors, which includes Mr. Hodges, to purchase 300,000 shares of the Registrant's common stock with an exercise price of $0.40 per share and a vesting date of April 15, 2005, for their services as members of the board of directors.

     Messrs. McKay and Hodges have not been named to any committees of the Registrant's Board of Directors, and any committees of the Registrant's Board of Directors to which Messrs. McKay and Hodges may be named have not been determined, as of the filing of this report.

ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
              FISCAL YEAR

     Effective September 9, 2004, the Registrant changed its fiscal year end to December 31, which is consistent with that of Battle Mountain, the accounting acquirer in the Acquisition which is being treated as a reverse merger.

ITEM 8.01     OTHER EVENTS

     On September 9, 2004, Mark Kucher also resigned as the Registrant's Secretary and Treasurer. On that same day, the Registrant's Board of Directors appointed James E McKay as Secretary and Treasurer.

Related Party Transactions

     Kenneth Tullar, the beneficial owner of 5.8% of the Company's common stock, owns a twenty percent (20%) membership interest in NGXS. Mr. Tullar provides geological services to Pediment. He currently receives a flat rate of $8,000 per month from Pediment for services that he provides to Pediment as well as reimbursement of his actual expenses, and for each day that he works in the field, a per diem of $125 per day. The Company and NGXS came to the current terms regarding Mr. Tullar's payment as part of the Amended Operating Agreement entered into in February 2004. During the period covered by this report, Mr. Tullar was receiving $400 per day and the $125 per diem. Mr. Tullar received an aggregate of $47,200 for services that he provided to Pediment as of September 30, 2004. In April 2005, the Registrant's board of directors approved the grant of an option to Mr. Tullar to purchase 200,000 shares of the Registrant's common stock with an exercise price of $0.40 per share and a vesting date of April 15, 2005.

     Amended Options and New Options

     In September 2004, the Registrant granted James E. McKay, its President, Chief Executive Officer, Secretary and Treasurer, an option to purchase 500,000 shares of its common stock at an exercise price of $0.99 per share with a vesting date of May 31, 2005. In December 2004, the Registrant granted to Mark Kucher, its Principal Financial Officer, an option to purchase 500,000 shares of its common stock at an exercise price of $0.99 per share with a vesting date of May 31, 2005. In April 2005, the Registrant amended the terms of these grants to provide for an amended exercise price of $0.40 per share and a vesting date of April 15, 2005. In April 2005, the Registrant's board of directors approved the grant to each of its directors of 300,000 shares (or an aggregate of 1,500,000 shares) with an exercise price of $0.40 per share and a vesting date of April 15, 2005.

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS

     (a)  Audited Financial Statements of Battle Mountain Gold Exploration, Inc.

Chisholm
  Bierwolf &                                      533 West 2600 South, Suite 250
    Nilson, LLC                                            Bountiful, Utah 84010
                                                          Phone:  (801) 292-8756
Certified Public Accountants                                Fax:  (801) 292-8809

                          Independent Auditors' Report
                          ----------------------------

To the Board of Directors and Stockholder's
Battle Mountain Gold Exploration, Inc.

We have audited the accompanying balance sheet of Battle Mountain Gold Exploration, Inc., as of September 9, 2004, and the related statement of operations, stockholders' equity, and cash flows for the period January 7, 2004 (Inception) through September 9, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Battle Mountain Gold Exploration, Inc., as of September 9, 2004, and the results of its operations and cash flows for the period January 7, 2004 (Inception) through September 9, 2004 in conformity with generally accepted accounting principles in the United States of America.

/s/  Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah 84010
March 23, 2005

           A Member of the AICPA, UACPA and Registered with the PCAOB
           ----------------------------------------------------------


                     BATTLE MOUNTAIN GOLD EXPLORATION, INC.
                         (An Exploration Stage Company)
                                  BALANCE SHEET

                                                                      SEPTEMBER 9,
                                                                         2004
                                                                      ----------
                                   A S S E T S

     CURRENT ASSETS
     --------------
      Cash                                                            $  10,005
      Marketable Securities                                              66,500
      Loans and Notes Receivable                                         28,511
      Other Current Assets                                                  295
                                                                      ----------
        TOTAL CURRENT ASSETS                                            105,311

  FIXED ASSETS
  ------------
      Property, Plant and Equipment, net of accumulated depreciation      2,478
                                                                      ----------
        TOTAL FIXED ASSETS                                                2,478

  OTHER ASSETS
  ------------
      Investment in Mining Properties                                   325,000
                                                                      ----------
        TOTAL OTHER ASSETS                                              325,000

                                                                      ----------
        TOTAL  ASSETS                                                 $ 432,789
                                                                      ==========

                              L I A B I L I T I E S
                              ---------------------

  CURRENT LIABILITIES
  -------------------
      Accounts Payable and accrued liabilities                        $   5,000
      Note Payable-Related Parties                                      129,414
                                                                      ----------
        TOTAL CURRENT LIABILITIES                                       134,414
                                                                      ----------
        TOTAL LIABILITIES                                               134,414

                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------

      PREFERRRED STOCK                                                        -
      10,000,000 authorized shares, par value $.001
      zero shares issued and outstanding

    COMMON STOCK                                                         11,640
    200,000,000 authorized shares, par value $.001
    11,640,000 shares issued and outstanding

    Additional Paid-in-Capital                                          468,360
    Deficit accumulated during the exploration stage                   (181,625)
                                                                      ----------
        TOTAL STOCKHOLDERS' EQUITY                                      298,375
                                                                      ----------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $ 432,789
                                                                      ==========

               The accompanying notes are an integral part of these financial statements.


                     BATTLE MOUNTAIN GOLD EXPLORATION, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF OPERATIONS

                                                    ACCUMULATED
                                                  JANUARY 7, 2004
                                                (INCEPTION) THROUGH
                                                    SEPTEMBER 9,
                                                        2004
                                                -------------------
REVENUES                                         $               -
--------                                        -------------------

EXPENSES
--------

    Depreciation Expense                                        46
    Professional & Consulting                              100,060
    Travel & Entertainment                                  19,720
    Rent & Office                                            8,804
    General & Administrative Expenses                        5,495
                                                -------------------

      TOTAL EXPENSES                                       134,125
                                                -------------------

  OTHER INCOME  (EXPENSE)

    Unrealized Gains ( Loss)                               (47,500)
                                                -------------------

      TOTAL OTHER INCOME (EXPENSE)                         (47,500)
                                                -------------------

  INCOME (LOSS) BEFORE TAX
    Tax Expense                                                  -
                                                -------------------
      NET INCOME ( LOSS )                        $        (181,625)
                                                -------------------

                                                -------------------
  BASIC AND DILUTED LOSS PER COMMON SHARE        $           (0.02)
                                                ===================

  WEIGHTED AVERAGE NUMBER OF COMMON SHARES      ===================
    USED IN PER SHARE CALCULATIONS                       9,301,138
                                                ===================


               The accompanying notes are an integral part of these financial statements.


                                      BATTLE MOUNTAIN GOLD EXPLORATION, INC.
                                          (An Exploration Stage Company)
                                        STATEMENT OF STOCKHOLDERS' EQUITY
                             FROM INCEPTION ON JANUARY 7,2004 THROUGH SEPTEMBER 9,2004
                             ---------------------------------------------------------

                                                                               DEFICIT
                                                                             ACCUMULATED       TOTAL
                                                                                DURING     STOCKHOLDERS'
                                      COMMON STOCK           ADDITIONAL      EXPLORATION      EQUITY
                                  SHARES         AMOUNT    PAID-IN-CAPITAL      STAGE        (DEFICIT)
                                  ----------------------------------------------------------------------
STOCK ISSUED FOR CASH AT $.0174
PER SHARE:                        7,000,000    $   7,000      $115,000                        $ 122,000

STOCK ISSUED FOR CASH AT $.077
PER SHARE:                        4,640,000        4,640       353,360                          358,000

NET LOSS FROM INCEPTION ON
JANUARY 7,2004 THROUGH
SEPTEMBER 9,2004 :                                                            (181,625)        (181,625)

                                 =======================================================================
BALANCES-SEPTEMBER 9,2004        11,640,000    $  11,640      $468,360       $(181,625)        $298,375
                                 =======================================================================

   The accompanying notes are an integral part of these financial statements.


                                  BATTLE MOUNTAIN GOLD EXPLORATION, INC.
                                      (An Exploration Stage Company)
                                         STATEMENT OF CASH FLOWS

                                                                                    ACCUMULATED
                                                                                  JANUARY 7, 2004
                                                                                    (INCEPTION)
                                                                                      THROUGH
                                                                                    SEPTEMBER, 9
                                                                                       2004
                                                                                  ---------------
    CASH FLOWS FROM OPERATING ACTIVITIES:
    -------------------------------------
      Net (Loss) for the Period                                                    $    (181,625)

      Adjustments to Reconcile Net Loss to Net Cash
        Depreciation                                                                          46
        Unrealized Loss on Investments                                                    47,500

      Changes in operating assets and liabilities:
         (Increase) Decrease in Other Current Assets                                        (295)
         Increase (Decrease ) in Accounts Payable                                          5,000

    NET CASH PROVIDED ( USED ) BY OPERATING ACTIVITIES                                  (129,374)
                                                                                  ---------------

    CASH FLOWS FROM INVESTING ACTIVITIES:
    -------------------------------------

        Cash paid for Short Term Investmemts                                            (114,000)
        Cash paid for Notes Receivable                                                   (28,511)
        Cash paid for Investment in Joint Venture                                       (325,000)
        Cash paid for Property, Plant and Equipment                                       (2,524)

    NET CASH USED IN INVESTING ACTIVITIES                                               (470,035)
                                                                                  ---------------

    CASH FLOWS FROM FINANCING ACTIVITIES:
    -------------------------------------

      Proceeds from Notes Payable - Related Party                                        129,414
      Proceeds from Sale of Stocks                                                       480,000

    NET CASH PROVIDED FROM FINANCING ACTIVITIES                                          609,414
                                                                                  ---------------

    Net Increase ( Decrease ) in Cash & Cash Equivalents                                  10,005
                                                                                  ---------------

    Cash & Cash Equivalents Balance,  Begin Period                                             -
                                                                                  ---------------

    CASH & CASH EQUIVALENTS BALANCE,  END PERIOD                                  $       10,005
                                                                                  ===============

    SUPPLEMENTAL CASHFLOW INFORMATION

    CASH PAID FOR:    Interest                                                    $            -
                                                                                  ===============

                      Income Taxes                                                $            -
                                                                                  ===============

                  The accompanying notes are an integral part of these financial statements.

                     BATTLE MOUNTAIN GOLD EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

                                SEPTEMBER 9, 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

ORGANIZATION
------------

Battle Mountain Gold Exploration, Inc. ("the company") was incorporated under the laws of the State of Nevada on January 7,2004 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial mineable reserve, the company expects to sell, lease or actively prepare the site for mineable extraction and enter a development stage.

ACCOUNTING METHOD
-----------------

The company's financial statements are prepared using the accrual method of accounting. Expenses are recognized when incurred. Fixed assets are stated at cost. Depreciation and amortization are calculated using the straight-line method and accelerated methods for income tax purposes. A total of $46 has been recorded for depreciation in the financial statements for the period ended September 9, 2004.

MINERAL PROPERTY OPTION PAYMENTS AND EXPLORATION COSTS
------------------------------------------------------

The company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

USE OF ESTIMATES
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

                     BATTLE MOUNTAIN GOLD EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

                                SEPTEMBER 9, 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON'T)
-----------------------------------------------------------

INCOME TAXES
------------

The company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

CASH AND CASH EQUIVALENTS
-------------------------

The company considers all highly liquid debt instruments with a maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents consist of checking accounts and money market funds.

EARNINGS PER COMMON SHARE
-------------------------

The company adopted Financial Accounting Standards SFAS No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Potentially issuable common shares related to warrants and options are excluded from the calculation of fully diluted loss per share because their inclusion would be anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS
--------------------------------

In January 2003, the Emerging Issues Task Force ("EITF") issued EITF Issue No. 00-21, ACCOUNTING FOR REVENUE ARRANGEMENTS WITH MULTIPLE DELIVERABLES. This consensus addresses certain aspects of accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities, specifically, how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting. EITF Issue No. 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003, or entities may elect to report the change in accounting as a

                     BATTLE MOUNTAIN GOLD EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

                                SEPTEMBER 9, 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON'T)
-----------------------------------------------------------

RECENT  ACCOUNTING  PRONOUNCEMENTS  (CON'T)
-------------------------------------------

cumulative-effect adjustment. The adoption of EITF Issue No. 00-21 did not have a material impact on the company's financial statements.

In April 2003, the FASB issued SFAS No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 will not have an impact on the company's financial statements.

In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS No. 150 changes the accounting guidance for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity by now requiring those instruments to be reported as liabilities. SFAS No. 150 also requires disclosure relating to the terms of those instruments and settlement alternatives. SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an impact on company's financial statements.

In December 2004, the FASB issued SFAS No. 153, EXCHANGES OF NONMONETARY ASSETS. The guidance in APB Opinion No. 29, ACCOUNTING FOR NONMONETARY TRANSACTIONS, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of SFAS No. 153 did not have an impact on the company's financial statements.

In December 2004, the FASB issued SFAS No. 123, SUMMARY OF STATEMENT NO. 123 (REVISED 2004). This Statement is a revision of FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. This Statement supersedes APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its

                     BATTLE MOUNTAIN GOLD EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

                                SEPTEMBER 9, 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON'T)
-----------------------------------------------------------

RECENT  ACCOUNTING  PRONOUNCEMENTS  (CON'T)
-------------------------------------------

equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES. The company is currently evaluating the provisions of SFAS 123(R) and the impact that it will have on future share based employee compensation programs.

NOTE 2 - MARKETABLE SECURITIES
------------------------------

Pursuant to SFAS 115 "Accounting for Certain Investments in Debt and Equity Securities" management determines the appropriate classification of investment securities at the time they are acquired and evaluates the appropriateness of such classification at each balance sheet date. The classification of those securities and the related accounting policies are as follows:

Trading securities: Trading securities are held for resale in anticipation of short-term (generally 90 days or less) fluctuations in market prices. Trading securities, consisting primarily of actively traded equity securities, are stated at fair value. Realized and unrealized gains and losses are included in income.

Available-for-sale-securities: Available-for-sale securities consist of marketable equity securities not classified as trading securities.
Available-for-sale securities are stated at fair value, and unrealized holding gains and losses, net of the related deferred tax effect, are reported as a separate component of stockholders' equity.

Dividends on marketable equity securities are recognized in income when declared. Realized gains and losses are determined on the basis of the actual cost of the securities sold.

                     BATTLE MOUNTAIN GOLD EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

                                SEPTEMBER 9, 2004

NOTE 2- MARKETABLE SECURITIES (CON'T)
-------------------------------------

Marketable securities consist of a listed common stock with a fair market value based on specific identification of $66,500 as of September 9, 2004. Unrealized losses as of September 9, 2004 were $47,500.

NOTE 3 - RELATED PARTY TRANSACTIONS
-----------------------------------

As of September 9, 2004 shareholders loaned $129,414. These loans are non interest bearing, unsecured advances.

The company paid advances on behalf of Battle Mountain Gold Exploration, Corp. ("Battle Mountain") on a consulting agreement with an officer/director of Battle Mountain at rate of $7,500 per month. As of September 9, 2004 these advances were $28,511.

NOTE 4-PROPERTY, PLANT AND EQUIPMENT
------------------------------------

Property, plant and equipment consist of the following:

                                                   ACCUMULATED
                          USEFUL   DEPRECIATION    DEPRECIATION      NET BOOK
                COST       LIFE      EXPENSE       EXPENSE            VALUE
--------------------------------------------------------------------------------

Equipment         382      3yrs        10             10               372

Furniture       2,142      5yrs        36             36             2,106

TOTAL           2,524                  46             46             2,478
                -----                  --             --             -----

NOTE5- NET EARNINGS (LOSS) PER SHARE OF COMMON STOCK
----------------------------------------------------

The computation of earning (loss) per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements and consists of the following:

                     BATTLE MOUNTAIN GOLD EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

                                SEPTEMBER 9, 2004

NOTE5- NET EARNINGS (LOSS) PER SHARE OF COMMON STOCK (CON'T)
------------------------------------------------------------

                                             For the Period Ended
                                                September 9, 2004
                                                 ================
Basic Loss per share:
Loss   (numerator)                               $      (181,625)
Shares (denominator)                                   11,640,000
                                                 ================
Per Share Amount                                 $         (0.02)
                                                 ================
Fully Diluted Earnings per share:
Loss   (numerator)                               $      (181,625)
Shares  (denominator)                                  11,640,000
                                                 ================
Per Share Amount                                 $         (0.02)
                                                 ================

NOTE6- MINERAL PROPERTY INTEREST
--------------------------------

During the period ended September 9, 2004 the company entered into a joint venture agreement with Nevada Gold Exploration Solutions ("NGXS") to form Pediment Gold LLC ("Pediment") to engage in gold exploration in Nevada using a proprietary water chemistry database developed by NGXS. As of the period ended September 9, 2004, the company paid an aggregate of $325,000 as a non-refundable first installment towards acquiring a 70% interest into Pediment as part of an agreed initial contribution of $3,250,000 (the "Initial Contribution").

As of September 9, 2004, in order to earn an interest in Pediment, the company was required to make the following additional payments:

     - $840,000 which was completed in January 2005, and upon its expenditure, will give the company an interest of 50%
     - $385,000 due on July 1, 2005, which, upon its expenditure, will give the company a 55% interest.
     - $385,000 due on November 1, 2005, which, upon its expenditure, will give the company a 60% interest.
     - $1,315,000 due on April 1, 2006, which, upon its expenditure, will give the company a 70% interest.

The company will earn the interests as set forth above after Pediment expends the amount paid by the company on operating costs.

                     BATTLE MOUNTAIN GOLD EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

                                SEPTEMBER 9, 2004

NOTE7 -FEDERAL INCOME TAX
-------------------------

The company has adopted FASB 109 to account for income taxes. The company currently has no issues that create timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty as to theutilization of net operating loss carry-forwards an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate.

The company has incurred a loss of ($181,625) that can be carried forward to offset future earnings if conditions of the Internal Revenue Code are met. This net operating loss carry-forward will expire in the year 2024. This loss is presented as follows:

Current tax Asset value Net Operating
Loss Carry-forward at Current Prevailing
Adjusted Federal Tax Rate of 34%:                               $ 61,753
Evaluation Allowance                                             (61,753)
                                                                 --------

Net Tax Asset                                                   $    -
                                                                 ========
 Current Income Tax Expense                                     $    -
 Deferred Income Tax Benefit                                         -

NOTE8- SUBSEQUENT EVENTS
------------------------

The company was acquired by Battle Mountain in a transaction accounted for as a "reverse merger" whereby the company's issued and outstanding common stock of 11,640,000 was exchanged for 11,640,000 newly issued treasury shares pursuant to an Exchange Agreement that required the approval of at least eighty (80%) percent of the company's shareholders. This acquisition went into effect as of September 9, 2004

Also in connection with the Exchange Agreement, six (6) of the company's shareholders entered into stock purchase agreements with two (2) of Battle Mountain's former directors to purchase an aggregate of 11,000,000 additional common shares of Battle Mountain. Going forward the transaction will be considered to be a reverse acquisition of Battle Mountain and a recapitalization of the company

In September 2004, Pediment, the company's joint venture with NGXS, entered into a ten-year mining lease (the "Mining Lease") with a rancher covering approximately 2,225 acres of land in Humboldt County, Nevada. Pediment made an initial payment of $25,000 when it entered into the mining lease. Retention of the Mining Lease is predicated on annual

                     BATTLE MOUNTAIN GOLD EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

                                SEPTEMBER 9, 2004

NOTE8- SUBSEQUENT EVENTS (CON'T)
--------------------------------

payments of $15,000 per year for three years, and $20,000 per year thereafter. In addition, Pediment is required to pay the rancher a royalty of 3% of Net Smelter Returns from production, if any, from the land covered by the Mining Lease.

In October 2004, Pediment entered into a binding letter agreement (the "Letter Agreement") with Placer Dome U.S. Inc.("Placer Dome") for exploration and development on unpatented mining claims located in north-central Nevada during a three-year period beginning on October 21, 2004 (the "Earn-In Period"). Pursuant to the Letter Agreement, Pediment has a right to earn a 70% interest in the mining claims after Pediment incurs an aggregate of $1 million in work expenditures on the mining claims during the Earn-In Period as follows:

     -    $50,000  during  the period October 21, 2004 through October 21, 2005;
     -    $250,000  during the period October 21, 2005 through October 21, 2006;
          and
     -    $700,000  during the period October 21, 2006 through October 21, 2007.

After Pediment earns a 70% interest in the mining claims, it may be obligated to enter into a joint venture agreement with Placer Dome. Pediment's interest in the mining claims will be subject to Placer Dome's right to earn an additional 40% interest upon the payment of $3 million to Pediment or to convert its interest into an interest in 5% of net returns.

In January 2005, the company paid an aggregate of $840,000 to Pediment. It had previously paid an accumulated total of $325,000 to Pediment. The company will earn a 50% interest in Pediment after Pediment expends $840,000 during the land acquisition stage. In February 2005, the company and NGXS amended the operating agreement regarding Pediment which resolved a dispute between them that had resulted in a Notice of Default from NGXS to the company and claims by NGXS which suggested that the company was in breach of the operating agreement regarding Pediment. The amended operating agreement provides, among other things, that two of eleven areas identified by Pediment will become the sole site specific project obligations between the company and NGXS under Pediment. The land covered by the Mining Lease and the land covered by the Letter
Agreement are within one of these areas. Pediment has staked 342 unpatented mining claims in Mineral County, Nevada within the second area. Upon expenditure of the land acquisition costs for the two areas, Battle Mountain will own an accelerated vested 50% interest in each of the areas for which the land acquisition costs are spent. The company will continue to earn its interest in Pediment based on the company's scheduled payments and Pediment's subsequent expenditure of the Initial

                     BATTLE MOUNTAIN GOLD EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS

                                SEPTEMBER 9, 2004

NOTE8- SUBSEQUENT EVENTS (CON'T
-------------------------------

Contribution. Costs incurred relative to either of the two areas will apply toward the company's earn-in of an interest in Pediment and the specific project for which costs are made. Costs incurred that do not relate to either of the two areas will only apply toward the company's earn-in of an interest in Pediment. The amended operating agreement also provides for the establishment of a savings account for the company and specific controls regarding such savings account and Pediment's bank account. The controls establish the instances in which funds may be transferred into, out of and between the accounts. NGXS agreed to forgo a 3% fee for management of Pediment. All of Pediment's activities that are conducted by members of NGXS, one of which is a director of the company, will be billed directly to Pediment at a flat rate of $8,000 per month per person plus actual expenses.

Exploration drilling began and continues on one of the mineral property interests as of March 21, 2005.

On January 12,2005 the directors of Battle Mountain retroactively ratified a consulting agreement between the company and an officer/director that calls for a payment of services at a rate of $7,500 per month commencing from January 1, 2004 but not payable until the company is fully vested into Pediment. In addition, the officer/director will be granted 500,000 stock options exercisable at the rate of 100% of the shares upon completion of one (1) year of service whereby the option will be fully vested. The company and the officer/director may terminate the agreement at any time. If termination takes place prior to the one year anniversary, the options will be accelerated so that they are vested effectively on the date of termination.

     (b)  Pro  Forma  Financial  Information

                                 BATTLE MOUNTAIN GOLD EXPLORATION, CORP.
                                    (An Exploration Stage Company)
                                         PRO FORMA STATEMENT
                                          SEPTEMBER 9,2004

Battle Mountain Gold Exploration, Corp.
Pro Forma Consolidated Balance Sheet


                               Battle             Battle
                               Mountain Gold      Mountain Gold
                               Exploration,Corp.  Exploration,Inc.                     Pro Forma
                               at September 9,    at September 9,     Pro Forma    at September  9,
                                     2004            2004             Adjustments       2004
--------------------------------------------------------------------------------------------------
Assets

Current assets:
Cash                                 $    -0-         $10,005        $    -0-            $10,005
Short Term Investments ( Mkt.Sec.)        -0-          66,500             -0-             66,500
Loans & Notes Receivable                  -0-          28,511         (28,511) {a}           -0-
Other Current Assets                      -0-             295             -0-                295
--------------------------------------------------------------------------------------------------
Total Current Assets:                     -0-         105,311             -0-             76,800

Property Plant & Equipment-net            -0-           2,478             -0-              2,478
--------------------------------------------------------------------------------------------------
Other Assets:
Investment In Mining Properties           -0-         325,000             -0-            325,000
--------------------------------------------------------------------------------------------------
Total Assets:                        $    -0-        $432,789        $(28,511)          $404,278
--------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable                     $10,098        $   5,000         $    -0-           $15,098
Notes payable - Related Parties       18,083          129,414              -0-           147,497
Loans Payable                         28,511              -0-          (28,511)   {a}        -0-
--------------------------------------------------------------------------------------------------
Total Liabilities                     56,692          134,414          (28,511)         $162,595

Stockholders' equity (deficit):
Share capital:
Common shares                         26,870           11,640              -0-   {b}      38,510
Additional paid-in capital            28,230          468,360         (111,792)  {b)     384,798
Retained Earnings                   (111,792)        (181,625)         111,792   {b)     181,625)
--------------------------------------------------------------------------------------------------
 Total Stockholders' equity          (56,692)         298,375              -0-           241,683
--------------------------------------------------------------------------------------------------
 Total Liab. & Stockholders' equity $    -0-         $432,789         $(28,511)         $404,278
--------------------------------------------------------------------------------------------------


See accompanying notes to pro forma consolidated financial statements.

                                     BATTLE MOUNTAIN GOLD EXPLORATION, CORP.
                                         (An Exploration Stage Company)
                                              PRO FORMA STATEMENT
                                                SEPTEMBER 9,2004

Battle Mountain Gold Exploration, Corp.
Pro Forma Consolidated Statements of Operations


                          Battle Mountain             Battle Mountain                    Pro Forma
                          Gold Exploration, Corp.     Gold Exploration, Inc.           Cumulative Loss
                          Cumulative Loss             Cumulative Loss               During Exploration
                          From Inception to           From Inception to              From Inception to
                          September 9,                September 9,        Pro Forma     September 9,
                               2004                      2004             Adjustments        2004
 -----------------------------------------------------------------------------------------------------
Revenue:
                              $    -0-               $    -0-              $    -0-         $    -0-

Expenses:
Depreciation Expense          $    -0-               $     46              $    -0-         $     46
Professional & Consulting       84,217                100,060                   -0-          184,277
Travel & Entertainment             -0-                 19,720                   -0-           19,720
Rent & Office                    6,557                  8,804                   -0-           15,361
General & Admin. Expenses       21,018                  5,495                   -0-           26,513
------------------------------------------------------------------------------------------------------
Total Expenses               $ 111,792               $134,125              $    -0-         $245,917
Unrealized Gains (Loss)            -0-                (47,500)                  -0-          (47,500)
------------------------------------------------------------------------------------------------------
Income ( Loss ) Before Tax   $(111,792)             $(181,625)             $    -0-        $(293,417)
------------------------------------------------------------------------------------------------------
Income taxes                 $     -0-              $      -0-             $    -0-        $     -0-
------------------------------------------------------------------------------------------------------
Loss for the period          $(111,792)             $(181,625)             $    -0-        $(293,417)
------------------------------------------------------------------------------------------------------
Loss per share               $  (0.004)             $   (0.02)             $    -0-        $   (0.01)
------------------------------------------------------------------------------------------------------


See accompanying notes to pro forma consolidated financial statements.

Adjusting Entries:

{a} Debit   - Loans Payables                  $  28,511
       Credit - Loans & Notes Receivable                 $  28,511

          To eliminate inter-company
          transactions.

{b} Debit- Common Stock ( Private Co.)        $  11,640
       Credit - Common Stock ( Public Co.)               $  11,640
    Debit - Add'l.Pd-In-Capital( Private Co.)   111,792
       Credit - Retained Earnings ( Public Co.)            111,792

           To record reverse merger
           acquisition and re-issuance
           of 11,640,000 of common shares
           at $.001.

                    BATTLE MOUNTAIN GOLD EXPLORATION, CORP.
                         (An Exploration Stage Company)
                              PRO FORMA STATEMENT
                                SEPTEMBER 9,2004.

Battle Mountain Gold Exploration, Corp.
Notes to Pro Forma Consolidated Financial Statements

As at September 9, 2004

1.     TERMS OF ACQUISITION AND BASIS OF PRESENTATION:

The accompanying pro forma consolidated financial statements have been prepared for inclusion in a Current Report on Form 8K describing the acquisition on September 9, 2004 of Battle Mountain Gold Exploration, Inc. ("Battle Mountain") by Battle Mountain Gold Exploration, Corp.(" the Company ") and the resulting change of the Company (the "Acquisition"). The pro forma consolidated financial statements of the Company give effect to the Acquisition under which the shareholders of Battle Mountain exchanged 11,640,000 shares of common stock (or 100%)of the outstanding shares for an aggregate of 11,640,000 newly issued treasury shares of the Company. Immediately after the issuance of shares to the former Battle Mountain shareholders, there were 38,510,000 shares of the Company's common stock issued and outstanding

The pro forma consolidated financial statements include:

(a) A pro forma consolidated balance sheet prepared from the un-audited balance sheet of the Company as of September 9, 2004 and the audited balance sheet of Battle Mountain as of September 9, 2004 and gives effect to the assumptions described in note 3. The pro forma consolidated balance sheet assumes the Acquisition occurred on September 9, 2004.

(b) A pro forma consolidated statement of loss prepared from the un-audited statement of operations of the Company from inception to the period ended
September 9, 2004 and the audited statement of operations of Battle Mountain from inception January 7,2004 to the period ended September 9, 2004 and gives effect to the assumptions described in note 3.

The pro forma consolidated financial statements are not necessarily indicative of the results of operations during exploration stage that would have resulted if the transactions described above had occurred at the dates indicated or of the future operating results of the Company during the exploration stage subsequent to the completion of the Acquisition.

The pro forma consolidated financial statements should be read in conjunction with the audited and unaudited financial statements of the Company and Battle Mountain contained elsewhere in this Current Report on Form 8K.

2.     SIGNIFICANT ACCOUNTING PRINCIPLES:

The pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the un-audited and audited consolidated financial statements of Battle Mountain Corp. contained elsewhere in this Current Report on Form 8K.

                    BATTLE MOUNTAIN GOLD EXPLORATION, CORP.
                         (An Exploration Stage Company)
                              PRO FORMA STATEMENT
                                SEPTEMBER 9,2004

Battle Mountain Gold Exploration, Corp.
Notes to Pro Forma Consolidated Financial Statements, page 2

As at September 9, 2004

3.     PRO FORMA ASSUMPTIONS:

The pro forma consolidated financial statements are based on the following assumptions:

- The Company has acquired 11,640,000 shares or 100% of the outstanding shares of Battle Mountain in exchange for 11,640,000 newly issued treasury stock of the Company to the former shareholders of Battle Mountain. In the process the Company has inherited current assets of $76,800, net fixed assets of $2,478 and the investment of joint venture in miming properties of $325,000. Also the Company has assumed the current liability of $162,595.

- Battle Mountain will remain as a wholly-owned subsidiary of the Company and the Company will continue in the business of mineral exploration.

     (c)  Exhibits:

     Exhibit No.          Description

     2.1(1)               Exchange Agreement

     10.1(1) Exploration Agreement with Nevada Gold Exploration Solutions, LLC, including Members' Agreement and Operating Agreement regarding Pediment Gold, LLC

     10.2(1)              Amended Initial Contribution Schedule

     10.3(1)              Employment Agreement with James E. McKay

     10.4(2) Short Form of Exploration and Development Agreement of Pediment Gold, LLC

     10.5(3)              Employment Agreement with Mark Kucher

     10.6(4)              Amendment to Operating Agreement of Pediment Gold LLC

     10.7(5)              Mining Lease Agreement with Tomera Ranches, Inc.

(1) Filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to the Company's Form 8-K filed with the Commission on November 19, 2004, and incorporated herein by reference.

(2) Filed as Exhibit 10.1 to the Company's Form 8-K filed with the Commission on January 6, 2005, and incorporated herein by reference.

(3)  Filed  as  Exhibit  10.5  to  the  Company's  Form  10-QSB  filed  with the
Commission  on  January  24,  2005,  and  incorporated  herein  by  reference.

(4) Filed as Exhibit 10.2 to the Company's Form 8-K filed with the Commission on February 28, 2005, and incorporated herein by reference.

(5)  Filed  as  Exhibit  10.7  to  the  Company's  Form  10-QSB  filed  with the
Commission  on  March  30,  2005,  and  incorporated  herein  by  reference.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Battle Mountain Gold Exploration Corp.

April 14, 2005

/s/  James E. McKay
-------------------
James E. McKay
Chief Executive Officer